Exhibit 10.1
MONDELĒZ INTERNATIONAL, INC.
GLOBAL EMPLOYEE STOCK PURCHASE MATCHING PLAN

Effective May 20, 2025, the Company established the Mondelēz International, Inc. Global Employee Stock Purchase Matching Plan. The Company has determined that it is in its best interests to provide a program through which employees may acquire a proprietary interest in the Company through the purchase of Shares to enable employees to become long-term shareholders of the Company, provide an incentive in recruitment and retention, and align the interests of our employees with those of our shareholders. The Plan shall permit Participants to purchase Shares through payroll deductions or other methods of contributions and through a Company matching program. Participation in the Plan is entirely voluntary and neither the Company nor any of its Members of the Group makes any recommendations to Participants as to whether they should participate in the Plan. The Plan is not intended to be an employee benefit plan under the Employee Retirement Income Security Act of 1974, as amended, nor qualify as an “employee stock purchase plan” under Section 423 of the Code.
1.Definitions
1.1General
Capitalized terms used herein without definition shall have the respective meanings set forth below:
“Account” means bookkeeping entry maintained by the Company or the Participating Company on behalf of each Participant for the purpose of accounting for all Contributions and, if applicable, Matching Credits, credited to the Participant pursuant to the Plan;
“Award” means a Purchase Right and a Matching Award, and “awarded” and similar terms will be understood accordingly where appropriate;
“Award Date” means the date on which a Matching Award is granted;
“Board” means the Board of Directors of the Company;
“Business Day” means a day on which the Nasdaq Global Select Market (or, if the Committee decides, any other stock exchange on which the Shares are listed) is open for the transaction of business;
“Change in Control” means the occurrence of any of the following events:
(i)Acquisition of 20% or more of the outstanding voting securities of the Company by another entity or group; excluding, however, the following: (a) any acquisition by the Company or any Member of the Group; (b) any acquisition by an employee benefit plan or related trust sponsored or maintained by any entity within the Group; (c) any acquisition pursuant to a merger or consolidation described in subsection (iii) hereof; (d) or any acquisition directly from the Company;
(ii)During any consecutive 24-month period, persons who constitute the Board at the beginning of such period cease to constitute at least 50% of the Board; provided that each new Board member who is approved by a majority of the directors who began such 24-month period will be deemed to have been a member of the Board at the beginning of such 24-month period;
(iii)The consummation of a reorganization, merger, statutory share exchange or consolidation or other material transaction involving the Company or any Member of the Group; excluding, however, a transaction pursuant to which all or substantially all of the individuals or entities who are the beneficial owners of the outstanding voting securities of the Company immediately prior to such transaction will beneficially own, directly or indirectly, more than 50% of the combined voting power of the outstanding securities entitled to vote generally in the election of directors (or similar persons) of the entity resulting from such transaction (including, without limitation, an entity which as a result of such transaction owns the Company either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such transaction, of the outstanding voting securities of the Company; or
(iv)The consummation of a plan of complete liquidation of the Company or the sale or disposition of all or substantially all of the Company’s assets, other than a sale or disposition pursuant to which all or substantially all of the individuals or entities who are the beneficial owners of the outstanding voting securities of the Company immediately prior to such transaction will beneficially own, directly or indirectly, more than 50% of the combined voting power of the outstanding securities entitled to vote generally in the election of directors (or similar persons) of the entity purchasing or acquiring the Company’s assets in substantially the same proportions relative to each other as their ownership, immediately prior to such transaction, of the outstanding voting securities of the Company;
“Code” means the United States Internal Revenue Code of 1986, as amended;
“Committee” means the People and Compensation Committee of the Board, any successor or such other committee or subcommittee as may be designated by the Board to administer the Plan;
“Company” means Mondelēz International, Inc., a corporation organized under the laws of the Commonwealth of Virginia, or any successor;

“Contribution” means a deduction taken through payroll (or other method of payment approved by the Committee) from a Participant’s Eligible Compensation for the purposes of purchasing Shares;
“Dealing Restrictions” means any internal or external restrictions on dealings or transactions in securities including restrictions imposed by the Company’s “Insider Trading Policy,” applicable laws or the Nasdaq Global Select Market (or such other exchange on which the Shares may be listed from time to time);
“Dividend Equivalent” means a right to receive an additional amount, as set out in Section 9.3 hereof (Dividend Equivalents);
“Eligible Compensation” means, unless the Committee provides otherwise in advance of an Offering, the amount of a Participant’s regular salary or base pay, before deductions required by law and deductions authorized by the Participant, including any elective deferrals under a plan qualified under Sections 125 or 401(a) of the Code or any non-qualified deferred compensation plan. In the case of Participants primarily compensated on a commission basis, “Eligible Compensation” may include commission earnings not to exceed the monthly amount specified by the Committee in advance of an Offering. “Eligible Compensation” shall not include: wages paid for overtime, extended workweek schedules or any other form of extra compensation, payments made by a Member of the Group or any other entity for Social Security, workers’ compensation, unemployment compensation, disability payments or any other payment mandated by state or federal statute, or salary-related contributions made by a Member of the Group or any other entity for insurance, annuity or any other employee benefit. The Committee shall have the discretion to determine the manner of application of this definition outside the United States;
“Eligible Employee” means any person who meets the requirements of Section 2.1 hereof (Eligible Employee);
“Enrollment Window” means the period(s) in which Eligible Employees may elect to participate in an Offering;
“Evergreen Basis” means that Contributions will continue to be made and Purchase Rights will continue to be granted until further notice (although they may cease earlier pursuant to a provision of the Plan or the Subscription Agreement);
“Exercise Date” means the date on which the Shares will be purchased, which will generally be the last Business Day of the Offering Period, unless determined otherwise by the Committee;

“Forfeit” means, in relation to a Matching Award, the Participant losing the right to receive some or all of the Shares or cash comprised in the Award, and “Forfeited” will be understood accordingly;
“Fractional Entitlement” means a right under the Plan to receive an additional cash sum calculated in accordance with:
(i)Section 5.8 hereof (Fractional Entitlements (Purchased Shares and Matching Shares)) in respect of Purchased Shares and Matching Shares; or
(ii)Section 6.6 hereof (Fractional Entitlements (Matching Share Rights)) in respect of Matching Share Rights;
“Group” means the Company and any company or corporation (including a subsidiary) or other affiliate in which the Company beneficially owns (directly or indirectly) more than 50% of the outstanding voting stock or voting power, and “Member of the Group” will be understood accordingly;
“Market Value” on any day means:
(i)where Shares are acquired on the open market, the average price paid per Share to acquire those Shares (excluding any share transfer taxes and all fees and expenses incurred in connection with the purchase, unless the Committee decides otherwise), unless the Committee decides that an alternative definition of the market value of a Share should apply based on selling prices of a Share;
(ii)where Shares are not acquired on the open market, the closing price of a Share (unless determined otherwise by the Committee to be based on the opening, actual, high, low or average selling prices of a Share) reported on any established stock exchange or national market system including without limitation the Nasdaq Global Select Market and the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System on the applicable date (or, if there were no sales on such date, on the most recent date on which Shares were publicly traded before the applicable date); or
(iii)in the absence of an established market for the Shares, the fair market value of a Share as decided by the Committee;
“Matching Award” means (i) a Matching Share Right granted under the Plan in connection with Purchased Shares or (ii) a Matching Credit granted under the Plan in connection with Contributions and the resulting purchase of Matching Shares;

“Matching Credit” means the amount the Committee decides under Section 6.7 hereof (Matching Credits) and that shall credited to the Participant’s Account for the purchase of Shares under the Plan;
“Matching Ratio” means the ratio the Committee decides under Section 6.8 hereof (Matching Ratio);
“Matching Share” means a Share purchased with Matching Credits;
“Matching Share Right” means a condition right to acquire Shares;
“Offering” mean an offer to participate in the Plan and acquire Shares by way of a grant of an Award;
“Offering Period” means the period specified by the Committee, in accordance with Section 5.2.3, during which a Participant will make Contributions and the Contributions will be applied towards the purchase of Shares;
“Participant” means an Eligible Employee who has elected to participate in the Plan and has been granted a Purchase Right or who is holding or has held an Award or, after death, that person’s personal representatives;
“Participating Company” means any Member of the Group designated by the Committee to participate in the Plan at the relevant time;
“Plan” means the plan constituted by the provisions set forth in this document, known as the Mondelēz International, Inc. Global Employee Stock Purchase Matching Plan, as amended from time to time;
“Plan Shares” means Shares acquired by a Participant pursuant to the Plan:
(i)upon the exercise of a Purchase Right; and
(ii)as a consequence of the Vesting of a Matching Share Right or of Matching Shares;
“Purchase Right” means right to purchase Shares pursuant to the Plan during each Offering Period;
“Purchased Shares” means Shares purchased by the Participant under the Plan pursuant to a Purchase Right;
“Share” means a share of Class A Common Stock, no par value per share, of the Company;
“Subscription Agreement” means an agreement evidencing a Purchase Right and, if applicable, a Matching Award, in such form as the Committee determines from time to time;
“Tax-Related Items” means all national, federal, state or local taxes, including, without limitation, income tax, social insurance contributions (or similar contributions), payroll tax,

fringe benefits tax, payment on account, employment tax, stamp tax and any other tax or tax-related items related to the Participant’s participation in the Plan and legally applicable or deemed applicable to the Participant, including any employer liability for which the Participant is liable pursuant to applicable laws or an agreement entered into under the Plan;
“Termination of Service” means ceasing to be employed within the Group or, if the Committee decides, the earlier point when notice to terminate any and all employment within the Group is given or received or active employment terminates (as determined in the sole discretion of the Committee);
“U.S.,” “U.S.A.” and/or “United States” means the United States of America;
“Vesting” means, in relation to a Matching Award, the Participant becoming entitled to the Shares subject to the Award, and “Vested” and “Unvested” will be understood accordingly, and “Vesting Date” shall mean the date on which the Matching Award vests; and
“1934 Act” means the United States Securities Exchange Act of 1934, as amended from time to time.
1.2Interpretation
In the Plan, the singular includes the plural and the plural includes the singular. References to any statute or statutory requirement will be understood as references to that statute or requirement as amended and they include any subordinate legislation made under it.
2.Eligibility
2.1Eligible Employee
In order to be an Eligible Employee, a person must:
2.1.1be an employee of a Participating Company;
2.1.2meet any qualifying period imposed by virtue of Section 2.2 hereof (Qualifying Period);
2.1.3to the extent determined by the Committee, not be on a Company-sponsored long-term international assignment (as determined by the Committee);
2.1.4not be subject to the reporting requirements of Section 16(a) of the 1934 Act; and
2.1.5not be excluded by the Committee under Section 2.3 hereof (Committee Discretion).
For Awards of Purchase Rights and Matching Awards, these criteria must be met at the time of an Offering (and any later time the Committee decides, which may include the time a Contribution is made by the Participant and/or the Exercise Date).

If these criteria are not met at the relevant date, then participation in the Plan will not be permitted, any Contributions taken will be returned to the Participant and Section 3.4 hereof (Administrative Errors) will apply to any Award that may be made in error.
2.2Qualifying Period
The Committee may require a person to have continuous employment with any Member of the Group or with one or more Participating Companies over a specified period in order to be an Eligible Employee.
2.3Committee Discretion
The Committee shall have the discretion to determine an individual’s status as an “Eligible Employee” in the case of any of the following, regardless of any subsequent reclassification as an employee by the Company or a Participating Company, any governmental agency, or any court:
2.3.1any independent contractor;
2.3.2any consultant;
2.3.3any individual performing services for the Company or a Participating Company who has entered into an independent contractor or consultant agreement with the Company or a Participating Company;
2.3.4any individual performing services for the Company or a Participating Company under an independent contractor or consultant agreement, a purchase order, a supplier agreement or any other agreement that the Company or a Participating Company enters into for services;
2.3.5any individual classified by the Company or a Participating Company as contract labor (such as contractors, contract employees, job shoppers), regardless of length of service;
2.3.6any individual whose base wage or salary is not processed for payment by the payroll department(s) or payroll provider(s) of the Company or a Participating Company; and
2.3.7any employee who is leased from or otherwise employed by a third party, including, for clarity, a professional employer organization.
The Committee shall have exclusive discretion to determine whether an individual is an Eligible Employee for purposes of the Plan.

The Committee will have the exclusive discretion to determine whether a person will or will not be an Eligible Employee, even if that person otherwise meets the requirements of Section 2.1 hereof (Eligible Employee).
3.Offerings
3.1Timing of Offering
An Offering may be made at any time, subject to Dealing Restrictions.
3.2Award Type
In connection with each Offering, the Committee may award:
3.2.1a Purchase Right; and
3.2.2if Purchase Right is awarded, Matching Awards.
3.3Timing of Awards
Awards may be made at any time, subject to Dealing Restrictions.
No Offerings may commence after the termination of the Plan.
3.4Administrative Errors
Unless the Committee decides otherwise, if the Committee makes an Award:
3.4.1in error:
(i)it will be deemed never to have been granted and/or will immediately be Forfeited; or
(ii)in the case of Purchased Shares, the relevant Shares will immediately be Forfeited and any associated Contributions returned to the Participant; and/or
3.4.2that is inconsistent with any provisions in the Plan:
(i)it will take effect only to the extent permissible under the Plan, and will otherwise be deemed never to have been granted and/or will immediately be Forfeited; or
(ii)in the case of a Purchase Right, it will immediately be Forfeited in respect of the relevant Shares and any associated Contributions returned to the Participant.
3.5Captive Broker

To the extent determined by the Committee, the Plan Shares will be held by the Company’s stock plan broker determined by the Company at all times prior to the sale or disposition of the Shares by the Participant.
4.Plan Limit
The aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 5,000,000 Shares, subject to adjustment pursuant to Section 15 hereof (Variations in Share Capital).
5.Purchased Shares and Matching Shares
5.1Offerings
Eligible Employees may be selected by the Committee to participate in an Offering through an Award of Purchase Rights during an Enrollment Window.
5.2Terms of Offerings and Purchase Rights
Offerings and Purchase Rights are subject to the provisions of the Plan.
The Committee will approve the terms of an Offering and on which a Purchase Right will be awarded, which will be communicated to the relevant Eligible Employees, including:
5.2.1the basis on which Contributions and Purchase Rights will be made under Section 5.4 hereof (Basis of Participation);
5.2.2the duration and timing of the relevant Enrollment Window(s);
5.2.3the duration of the Offering Period;
5.2.4details about the number and frequency of Contributions to be made;
5.2.5the date on which Contributions will start;
5.2.6subject to any local laws around minimum pay, the maximum and minimum Contribution limits, which may be expressed as applying to each Contribution or as a monthly or annual amount, or on such other basis as the Committee decides, provided however, that no Participant may make Contributions in excess of USD $50,000 annually and that no Participant may make Contributions in excess of 25% of their base salary/wages during an Offering Period;
5.2.7any limit on the number of Shares may be purchased in accordance with Section 5.5 hereof (Limit on Purchased Shares);
5.2.8the expected Exercise Date(s) of a Purchase Right or the basis on which those Exercise Date(s) will be determined;
5.2.9the purchase price of a Share (which shall be at the Market Value); and

5.2.10whether the Participant may be required to enter into any election for a particular tax treatment in respect of an Award and/or any Shares and any consequences of failing to make it.
5.3Enrollment Election
Eligible Employees electing to participate will, during an Enrollment Window:
5.3.1enter into a Subscription Agreement;
5.3.2specify the amount of their Contribution(s), which may be expressed by reference to each Contribution or as a monthly or annual amount, or on such other basis as the Committee decides;
5.3.3authorize Contributions to be deducted through payroll from their Eligible Compensation (or agree to another method of payment approved by the Committee);
5.3.4consent to the maximum and minimum Contribution limits as they apply from time to time; and
5.3.5accept the terms applicable to their Purchase Rights and the Plan.
5.4Basis of Participation
Offerings may be made on an Evergreen Basis, for a set period or as a one-off, as decided by the Committee.
5.5Limit on Purchase of Shares
The Committee may limit the number of Shares that may be purchased in connection with any Offering.
If elections to participate in the Plan exceed the limit, or it becomes clear once Contributions have been made that the limit will be exceeded, the number of Shares that each Participant may purchase will be proportionately reduced. Each Participant will be notified of the change, each election and Subscription Agreement will be deemed to be modified or withdrawn accordingly and any excess Contributions already made will be returned to the Participant.
5.6Holding Contributions and Matching Credits
Unless otherwise required by applicable law, Contributions and Matching Credits will be held in the Participant’s Account on behalf of each Participant for purposes of accounting for all Participant Contributions, and if applicable, Matching Credits, credited to the Participant pursuant to the Plan until they are used to purchase Shares on the Participant’s behalf or, if the Committee decides or the Plan requires, until they are returned to the Participant.
5.7Purchase of Shares

For each Exercise Date, the Committee will arrange for the aggregate amount of Contributions made by the Participants, and if applicable, Matching Credits to be applied in purchasing Shares on behalf of Participants.
The number of Shares that will be purchased on behalf of each Participant will be determined by reference to that Participant’s Contributions, and if applicable, Matching Credits, and the Market Value of a Share on the Exercise Date.
5.8Fractional Entitlements (Purchased Shares and Matching Shares)
If the Committee so decides in connection with an Offering, if on the Exercise Date, there is a remaining balance of a Participant’s Contributions and Matching Credits that is insufficient to acquire a whole Share, the Participant will acquire a right to a Fractional Entitlement in exchange for that remaining amount. Otherwise, the remaining balance will be carried forward to the next subsequent Offering Period, unless the Committee decides otherwise.
A Fractional Entitlement for a Purchased Share or Matching Share will be calculated as the fraction of a Share that the Participant would be entitled to receive for the value of the remaining balance. Any Fractional Entitlements may be paid in cash or in such whole number of Shares (rounded down) with a Market Value at the time of payment as nearly as practicable equal to the Fractional Entitlements.
The terms of the Plan will apply to a Fractional Entitlement obtained in accordance with this Section 5.8 (Fractional Entitlements (Purchased Shares and Matching Shares)) as if they were a “Purchased Share” or “Matching Share,” as applicable (and interpreted accordingly), save that, unless and until it becomes a whole Share, the Participant will have no right to vote in respect of it.
5.9Unused Contributions
Any unused Contributions that have not been used to acquire a Purchased Share, Matching Share or a Fractional Entitlement, if applicable, will be retained by the Company and added to the Participant’s next Contribution, unless the Committee decides otherwise.
5.10Changes to Contributions
Participants will not be permitted to change the rate of their Contributions unless the Committee decides otherwise.
If permitted, any change will only take effect:
5.10.1if it is within the applicable Contribution limits set by the Committee; and
5.10.2subject to the terms and from the time specified by the Committee.

5.11Stopping Contributions – Company Authority
The Committee may, at any time, decide that Contributions will stop and will give notice to affected Participants. The notice will take effect as soon as administratively practicable after being sent or on the date specified in the notice.
Contributions already made prior to the notice taking effect will be used to purchase Shares on the next expected Exercise Date, unless the Committee decides otherwise.
Missed Contributions may not be made up, unless the Committee decides otherwise.
5.12 Stopping Contributions – Participant Authority
A Participant may, at any time, stop making further Contributions by giving notice to the Company. The notice will take effect as soon as administratively practicable following receipt or, if the Committee decides, on a later date specified in the notice. Unless the Committee decides otherwise, once the notice takes effect:
5.12.1Contributions will stop and the Participant cannot make any further Contributions, or restart Contributions, under their current Subscription Agreement;
5.12.2any Contributions already made prior to the notice taking effect will be used to purchase Shares on the next expected Exercise Date; and
5.12.3aside from any final purchase under Section 5.12.2, no further Shares may be purchased under a Participant’s current Subscription Agreement.
Missed Contributions may not be made up unless the Committee decides otherwise.
In order to re-initiate participation in the Plan after giving notice to cease Contributions, the Participant will be required to re-enroll in the Plan during an Enrollment Window in accordance with Section 5.3 hereof.
5.13Contributions in Error
If the amount of any Contribution made is in error, any Member of the Group may take such action as the Committee directs to correct the error.
6.Matching Awards
6.1Eligibility
Eligible Employees participating in an Offering and who purchase Shares may also be selected to be granted one or more Matching Awards linked to the Purchase Right. The terms of the Offering will specify if Matching Awards are to be granted.

6.2Terms of Matching Awards
Matching Awards are subject to the provisions of the Plan.
The Committee will approve the terms of Matching Awards, which will be communicated to the relevant Eligible Employees, including:
6.2.1the Award Date;
6.2.2if the Matching Award is in the form of a Matching Credit, the Matching Credit;
6.2.3if the Matching Award is in the form of a Matching Share Right, the Matching Ratio;
6.2.4the number of Matching Awards that will be granted, if required under Section 6.4 hereof (Basis of Matching Awards);
6.2.5the Vesting Date, if applicable;
6.2.6if the Matching Award carries the right to Dividend Equivalents, that Dividend Equivalents will apply; and
6.2.7whether the Participant may be required to enter into any election for a particular tax treatment in respect of their Matching Award and/or any Shares and any consequences of failing to make it.
6.3Elections
Eligible Employees who are eligible for Matching Awards will, during an Enrollment Window, in addition to satisfying the requirements of the related Purchase Right:
6.3.1consent to the Matching Ratio or Matching Credit, as either may apply from time to time; and
6.3.2accept the terms applicable to their Matching Awards.
6.4Basis of Matching Awards
Where an Offering specifies that Matching Awards will be granted, they will be granted in respect of the Purchased Shares, for Matching Awards in the form of Matching Shares, or Contributions, for Matching Awards in the form of Matching Credits under that Subscription Agreement, unless the Committee decides otherwise and specifies in the Subscription Agreement.
6.5Grant of Matching Awards
The Committee will grant Matching Awards on the same day as the Exercise Date, or prior to the Exercise Date, if the Matching Award is in the form of Matching Credits, for the related Purchase Right, unless the Committee decides otherwise.

If the Matching Award is in the form of a Matching Shares, the Matching Ratio will be applied to the number of Purchased Shares issued to a Participant upon the exercise of a Purchase Right on an Exercise Date to calculate the number of Shares subject to a Matching Award.
If the Matching Award is in the form of a Matching Credit, the Matching Credit will be applied to the Account prior to the exercise of the Purchase Right to calculate the Shares that will be purchased under a Matching Award.

6.6Fractional Entitlements (Matching Share Rights)
If the Committee so decides in connection with an Offering, if on the Award Date in connection with a Matching Award in the form of a Matching Share Right, the application of the Matching Ratio would result in a Matching Award of a fraction of a Share, the fraction will instead be awarded as a Fractional Entitlement. Otherwise, the Committee will determine how a Matching Award resulting in a fraction of a Share will be treated.
A Fractional Entitlement for a Matching Award will be calculated as the fraction of a Share that the Participant would be entitled to receive on the basis of the application of the Matching Ratio. Any Fractional Entitlements may be paid in cash or in such whole number of Shares (rounded down) with a Market Value at Vesting as nearly as practicable equal to the Fractional Entitlements.
The terms of the Plan will apply to a Fractional Entitlement obtained in accordance with this Section 6.6 (Fractional Entitlements (Matching Share Rights)) as if it were a Share subject to the relevant Matching Award (and interpreted accordingly).
6.7Matching Credit
For Matching Awards in the form of Matching Credits, the Matching Credit amount will be determined by the Committee in connection with an Offering, provided that it shall not exceed 25% of a Participant’s Contribution.
6.8Matching Ratio
For Matching Awards in the form of Matching Share Rights, the Matching Ratio will be determined by the Committee in connection with an Offering, provided that that it shall not exceed 25%.
The Committee may alter the Matching Credit amount and the Matching Ratio that applies to Matching Awards at any time, subject to the maximum limits specified above.
The Committee must give notice of any change to all affected Participants as soon as practicable (and, in any event, before Matching Awards are granted under the varied terms).

6.9No Payment
A Participant is not required to pay for the grant of a Matching Award.
6.10Transfer or Sale of Related Purchased Shares
If, before Vesting, a Participant directs the Company to transfer, sell or otherwise dispose of any Purchased Shares relating to their Matching Award, the Matching Award or Matching Shares, as applicable, will be Forfeited in proportion to the number of Purchased Shares transferred, sold or disposed of, unless the Committee decides otherwise.
7.Operating the Plan on an Evergreen Basis or for a Specified Period
7.1Changes to Awards or Terms
Where Awards are being operated on an Evergreen Basis or over a specified period (as opposed to a one-off), the Committee may change any term applicable to a Participant’s future Awards and/or future participation, including in relation to minimum or maximum Contribution limits, subject to the maximum Contribution limit specified in Section 5.2.6 hereof, and the Matching Ratio that will apply. The Committee must give notice of any such change to a Participant before an Award is made under the varied terms.
If the change relates to the Contribution limits that will apply, any Contribution still to be made that would be greater than the new maximum or less than the new minimum will be deemed to be modified accordingly in order to fit within the new limits.
The Committee may make such a change prior to an Enrollment Window, or at any other time it decides.
7.2Cancelling or Curtailing the Operation of the Plan
The Committee may decide, at any time, to cancel the operation of Awards on an Evergreen Basis or to curtail the specified period over which the Awards were intended to run, which will mean that no new Awards will be made based on prior Participant elections. The Committee will notify all affected Participants as soon as practicable.
The Committee’s decision will not affect subsisting Awards.
8.Vesting of Matching Awards
8.1Timing of Vesting
Matching Awards will Vest at such times as the Committee determines in connection with an Offering.
9.Settlement of Matching Share Rights

9.1Cash Alternative
The Committee may choose (whether at the time of grant or any other time before settlement) to settle any Matching Award in the form of a Matching Share Right partly or fully in cash. The Participant will have no right to acquire the Shares in respect of which the Award has been settled in cash.
9.2Delivery of Shares or Cash
If a Matching Award Vests, the Company will arrange for the issuance of Shares and/or cash as soon as practicable after Vesting (and if in the form of Matching Shares, release of transfer restrictions), and no later than the 15th day of the third month following the end of the year the Matching Award Vests to the extent necessary for the Matching Award to be exempt from or comply with Section 409A of the Code.
9.3Dividend Equivalents
Where an Award includes Dividend Equivalents, the Participant will receive, for Matching Awards in the form of Matching Share Rights, an amount equal to the dividends, the record date for which falls between the Award Date and the date the Matching Award is settled, multiplied by the number of Shares in respect of which the Matching Award Vests.
Dividend Equivalents will be calculated on such basis as the Committee decides. Special dividends will not be included, unless the Committee decides otherwise.
Any Dividend Equivalents may be paid in cash, or in such whole number of Shares (rounded down) with a Market Value at Vesting that is closest to that amount. Dividend Equivalents will be paid on the same date and the same terms as the related Award.
10.Plan Shares
10.1Shareholder Rights
Participants will only be entitled to rights attaching to Shares from the date the Shares issued to them and the Shares are recorded in the books of the Company (or agent).
10.2Withdrawing Plan Shares
The Participant may sell their Plan Shares at any time, subject to Dealing Restrictions and the terms of the Participant’s Subscription Agreement (or similar document).
11.Changes in Eligibility
11.1Becoming a Section 16 Officer

If a Participant remains employed by a Member of the Group but becomes subject to the reporting requirements of Section 16(a) of the 1934 Act:
11.1.1the Participant’s Contributions will stop as soon as administratively practicable and, once stopped, the Participant will not be entitled to make any further Contributions under the Participant’s current Subscription Agreement;
11.1.2any Contributions already made will be used to purchase Shares on the next expected Exercise Date;
11.1.3aside from any final purchase under Section 11.1.2, no further Shares may be purchased under the Participant’s current Subscription Agreement;
11.1.4if there is a final purchase under Section 11.1.2, a final Matching Award may be granted in respect of the Purchased Shares issued to the Participant on the final Exercise Date;
11.1.5all of the Participant’s Unvested Matching Awards (including any Matching Award granted under Section 11.1.4) will immediately be Forfeited; and
11.1.6any dividends payable on the Participant’s Plan Shares after they become subject to the reporting requirements of Section 16(a) of the 1934 Act will be paid in cash, in each case unless and to the extent the Committee decides otherwise (in which case the Committee will decide the terms that will apply).
11.2Commencing Unpaid Leave
The Committee may establish provisions and/or policies that will apply to Participant who take a leave of absence.
12.Transfers and Assignments
The Committee may establish provisions and or policies that will apply upon a Participant’s transfer of employment (internationally or domestically) to another Member of the Group or upon a Participant’s Company-sponsored international assignment to another Member of the Group.
13.Termination of Service
13.1Impact of Termination of Service
Upon a Participant’s Termination of Service:
13.1.1the Participant’s Contributions will stop as soon as administratively practicable and, once stopped, the Participant will not be entitled to make any further Contributions;

13.1.2any Contributions already made will be used to purchase Shares on the next expected Exercise Date;
13.1.3aside from any final purchase under Section 13.1.2 hereof, no further Shares may be purchased under the Plan;
13.1.4if there is a final purchase under Section 13.1.2 hereof, a final Matching Award may be granted in respect of the Purchased Shares to be purchased upon the final Exercise Date;
13.1.5all of the Participant’s Unvested Matching Awards (including any Matching Award granted under Section 13.1.4 hereof) will immediately be Forfeited; and
13.1.6any dividends payable on the Participant’s Plan Shares after the Participant’s Termination of Service will be paid in cash, in each case unless and to the extent the Committee decides otherwise (in which case the Committee will decide the terms that will apply).
14.Change in Control
14.1Vesting of Matching Awards
If there is a Change in Control, then, unless the Committee decides otherwise, Matching Awards will Vest on such date as the Committee decides.
14.2Assumption or Exchange of Matching Awards
If there is a Change in Control, the Committee may, with the consent of the surviving entity where relevant, decide that:
14.2.1Matching Awards will not be Vested under Section 14.1 hereof (Vesting of Matching Awards), but will instead be assumed by the surviving entity or exchanged for new awards; or
14.2.2Participants will be entitled to choose, within a period decided by the Committee, whether their Matching Awards will be assumed or exchanged for new awards.
If there is to be an assumption or exchange, the Committee will decide when it will take place. The terms of any assumed award may be amended, and any new award will be granted, so that it is on such terms and over such shares (or other type of securities) as the Committee may decide, with the consent of the surviving entity, where relevant.
Unless the Committee decides otherwise, any assumed or new award will be governed by the Plan as if references to a Matching Award (as applicable) are references to the assumed or new award, references to Shares are references to the shares (or other securities) subject to the assumed award or over which the new award is granted and references to the Company are to the surviving entity, or such company as the Committee decides, and the Plan will be interpreted accordingly.
14.3Involuntary Termination Following Assumption or Exchange
This provision applies if a Matching Award is assumed or exchanged in accordance with Section 14.2 (Assumption or Exchange of Matching Awards) in connection with a Change in Control.
If the Participant’s employment within the Group is involuntarily terminated other than for cause within one year after the effective date of the Change in Control, then Section 13 hereof (Termination of Service) will apply, except that all the Participant’s Unvested Matching Awards (including any final Matching Award granted after Termination of Service in connection with a final purchase) will continue under the terms of the Plan and Vesting either in accordance with their original timetable or at an earlier time as determined by the Committee.
14.4Impact on Plan Shares
If there is a Change in Control:
14.4.1Participants will have the same rights in relation to their Plan Shares as other holders of Shares; and
14.4.2any consideration, shares, rights or other securities allotted in relation to or in exchange for any Plan Shares will be treated as if they were awarded to the Participant on the date those Plan Shares were originally awarded to the Participant and the terms of the Plan will apply to that consideration or those shares, rights or other securities as if they were Plan Shares, unless the Committee decides otherwise.
14.5Impact on Fractional Entitlements
The Committee will decide how Fractional Entitlements will be dealt with if there is a Change in Control.
14.6.Impact on Contributions
The Committee will decide whether or not Contributions will continue if a Change in Control occurs.
15.Variations in Share Capital
15.1Adjustment of Matching
In the event of a nonreciprocal transaction between the Company and its shareholders that causes the per-share value of the Shares to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the Committee will make such adjustments to the Plan and Matching Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. Action by the Committee may include:
15.1.1adjustment of the number and kind of shares that may be delivered under the Plan;
15.1.2adjustment of the number and kind of shares subject to outstanding Matching Awards;
15.1.3adjustments to the purchase price of the Shares; and
15.1.4any other adjustments that the Committee determines to be equitable.
The Committee shall not make any adjustments to outstanding Matching Awards that would constitute a modification or substitution of the stock right under United States Treasury Regulation Section 1.409A-1(b)(5)(v) that would be treated as the grant of a new stock right or change in the form of payment for the purposes of Section 409A of the Code.
15.2General Discretion
Upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any merger, reorganization, recapitalization, combination or exchange of Shares, or any transaction described in this Section 15 (Variations in Share Capital)), the Committee may, in its sole discretion, provide that:
15.2.1Matching Awards will immediately Vest; and/or
15.2.2Matching Awards will be assumed by another party to a transaction or otherwise be exchanged for a new award in connection with such transaction, in which case the Committee will determine the terms that will apply.
16.Taxes
16.1Tax Withholding
In connection with any relevant taxable or tax withholding event, as applicable, the Participant will make adequate arrangements satisfactory to the Company and/or the Participant’s employer (or former employer, as applicable) to satisfy all Tax-Related Items.
In this regard, the Company and/or the Participant’s employer (or former employer, as applicable), or their respective agents, at their discretion, may satisfy any applicable withholding obligations or rights with regard to all Tax-Related Items by one or a combination of the following:
16.1.1Require the Participant to make a payment in a form acceptable to the Company;

16.1.2Withhold from the Participant’s wages or other cash compensation payable to the Participant;
16.1.3Withhold from proceeds of the sale of Shares acquired upon exercise or settlement of the Award either through a voluntary sale or through a mandatory sale arranged by the Company on the Participant’s behalf;
16.1.4Withhold in Shares to be issued upon exercise or settlement of the Award; or
16.1.5Any other method of withholding determined by the Company and to the extent required by applicable law or the Plan, approved by the Committee.
17.Terms of Employment
17.1Application
This Section 17 (Terms of Employment) applies during an employee’s employment and after the termination of an employee’s employment, whether or not the termination is lawful.
17.2 Not Part of Employment Contract
Nothing in the provisions of the Plan or the operation of the Plan forms part of an employee’s contract of employment or alters it. The rights and obligations arising from the employment or former employment relationship between the employee and the relevant Member of the Group are separate from, and are not affected by, the Plan. Participation in the Plan does not create any right to, or expectation of, employment (continued or otherwise).
17.3No Future Expectation
No employee has a right to participate in the Plan. Participation in the Plan or the grant of an Award on a particular basis in any year does not create any right to or expectation of participation in the Plan or the grant of an Award on the same, or any other, basis (or at all) in the future.
17.4Decisions and Discretion
The terms of the Plan do not entitle the employee to the exercise of any discretion in the employee’s favor. The employee will have no claim or right of action in respect of any decision, omission or discretion that may operate to the disadvantage of the employee.
17.5No Compensation
No employee has any right to compensation or damages for any loss (actual or potential) in relation to the Plan, including any loss in relation to:
17.5.1any loss or reduction of rights or expectations under the Plan in any circumstances (including lawful or unlawful termination of employment);

17.5.2any exercise of a discretion or a decision taken in relation to an Award or to the Plan, or any failure or delay to exercise a discretion or take a decision; and
17.5.3the operation, suspension, termination or amendment of the Plan.
17.6Waiver
By participating in the Plan, an Eligible Employee agrees to waive all rights that might otherwise arise under the Plan, other than the right to acquire Shares or cash (as appropriate) subject to and in accordance with the explicit provisions of the Plan, in consideration for and as a condition of participation in the Plan.
18.General
18.1Consents and Filings
All allotments, issues and transfers of Shares or cash payments will be subject to the Company’s articles of incorporation and any necessary consents or filings required in any relevant jurisdiction. The Participant will be responsible for complying with any requirements needed in order to obtain, or to avoid the necessity for, any such consents or filings. The Company will not be required to issue or transfer any Shares or deliver any certificates for Shares or any cash under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company will in no event be obligated to register any securities pursuant to the United States Securities Act of 1933, as amended from time to time, or applicable state or foreign law or to take any other action in order to cause the issue or transfer of any shares or delivery of certificates to comply with any law, regulation or requirement.
18.2Source of Shares
Any Shares distributed pursuant to the Plan may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares purchased on the open market and may be subject to restrictions deemed appropriate by the Committee.
18.3Listing
If, and for as long as the Shares are listed on the Nasdaq Global Select Market (or, if the Committee decides, any other stock exchange on which the Shares are listed), the Company will apply as soon as practicable for the listing and admission to trading on such exchange of any Shares issued in connection with the Plan.
18.4Dealing Restrictions
Each person will have regard to Dealing Restrictions when operating, interpreting, administering, participating in and/or taking any other action in relation to the Plan.

The Committee may suspend the operation of the Plan in any way it sees fit, including delaying the issuance of any Shares, if, in its discretion, it determines that Dealing Restrictions apply that would otherwise prohibit the operation of the Plan.
18.5Notices
Any notice or other communication required under the Plan will be given in writing, which may include electronic means.
Any notice or other communication to be given to an Eligible Employee or Participant may be delivered by electronic means (including by email, through the Group’s intranet or a share plan portal), personally delivered or sent by ordinary post to such address as the Committee reasonably considers appropriate.
Any notice or other communication to be given to the Company or the Company’s agents may be delivered or sent to its registered office or such other place and by such means as the Committee or the Company’s agents, as appropriate, may specify and notify to Eligible Employees and/or Participants, as relevant.
Notices or other communications:
18.5.1sent electronically will be deemed to have been received immediately (if sent during usual business hours) or at the opening of business on the next Business Day (if sent outside usual business hours);
18.5.2that are personally delivered will be deemed to have been received when left at the relevant address (if left during usual business hours) or at the opening of business on the next Business Day (if left outside usual business hours); and
18.5.3sent by post will be deemed to have been received two Business Days after posting if to an address in the same country or five Business Days after posting to an address in another country, unless there is evidence to the contrary.
All notices or communications to be given to Eligible Employees or Participants are given and sent at the risk of the addressee. No Member of the Group has any liability in respect of any notice or communication given or sent, nor need they be concerned to see that the addressee actually receives it.
18.6Third-Party Rights
Except as otherwise expressly stated to the contrary, nothing in the Plan confers any benefit, right or expectation on any person other than an Eligible Employee, a Participant, or a Member of the Group. No third-party has any rights to enforce any provision of the Plan.

18.7Not Pensionable
None of the benefits that may be received under the Plan is pensionable.
18.8Not Transferable
A Participant’s Matching Award will be Forfeited if the Participant transfers, assigns, charges or otherwise disposes of the Award or any of the rights in respect of it, whether voluntarily or involuntarily (other than to that Participant’s personal representatives on death).
18.9Currency Conversions
Any conversion of money into different currencies (whether notional or actual) will be done at a time and rate of exchange that the Committee decides. Participants will bear any currency conversion costs.
No Member of the Group will be liable for any loss due to movements in currency exchange rates or conversion or money transfer charges.
18.10 No Liability for Delay
No Member of the Group will be liable for any loss arising from any delay in giving effect to any notice or communication received from an Eligible Employee or Participant or in procuring a sale, allotment or transfer of any Shares.
19.Administration
19.1Administration of the Plan
The Plan will be administered by the Committee, which has authority to make such rules and regulations for the administration of the Plan as it considers necessary or desirable.
Subject to the terms of the Plan and applicable laws, the Committee shall have the full power and authority to administer the Plan, including, without limitation, the authority to:
19.1.1designate Participants;
19.1.2appoint a stock plan broker and direct the administration of the Plan by such broker in accordance with the provisions herein set forth;
19.1.3adopt rules of procedure and regulations necessary for the administration of the Plan, provided that such rules are not inconsistent with the terms of the Plan, and appoint such agents as it as it shall deem appropriate for the proper administration of the Plan;
19.1.4determine, in its sole discretion, all questions with regard to rights of employees and Participants under the Plan, including but not limited to, the eligibility of an employee to participate in the Plan, and the amount of Eligible Compensation an Eligible Employee may specify to be withheld or contributed and the maximum amount;
19.1.5designate which entities shall be Participating Companies;
19.1.6enforce the terms of the Plan and the rules and regulations it adopts;
19.1.7direct or cause an appointed stock plan broker to direct the distribution of the Shares purchased hereunder;
19.1.8furnish or cause an appointed stock plan broker to furnish the Company and/or Participating Companies with information that may be required for tax or other purposes;
19.1.9engage the service of counsel (who may, if appropriate, be counsel for the Company or a Participating Company) and agents whom it may deem advisable to assist it with the performance of its duties;
19.1.10prescribe procedures to be followed by Eligible Employees in electing to participate in the Plan;
19.1.11receive from each Participating Company and from Eligible Employees such information as shall be necessary for the proper administration of the Plan;
19.1.12maintain, or cause an appointed stock plan broker to maintain, separate accounts in the name of each Participant to reflect the Participant’s account under the Plan;
19.1.13interpret and construe the Plan in its sole discretion;
19.1.14correct any defect, supply any omission and reconcile any inconsistency in the Plan in the manner and to the extent it shall deem desirable to carry the Plan into effect;
19.1.15make any changes or modifications necessary to administer and implement the provisions of the Plan in any non-U.S. jurisdiction to the fullest extent possible, including adopting and amending sub-plans with respect to employees of Participating Companies with such provisions as the Committee may deem appropriate to conform with local laws, practices and procedures; and
19.1.16correct any administrative or operational error.
Without limiting the generality of the foregoing, the Committee specifically is authorized to adopt rules, procedures and sub-plans, regarding, without limitation, eligibility to participate, the definition of Eligible Compensation, the dates and duration of Enrollment Windows and Offering Periods or other periods during which Participants may make Contributions toward the purchase of Shares, any minimum or maximum amount of Contributions a Participant may make in an Offering Period or other specified period under the applicable sub-plan or policy, the handling of

Contributions, the making of Contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold Contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, the Matching Ratio and/or Matching Credits in connection with Matching Awards, the terms of Matching Awards, the determination of withholding procedures, and handling of issuances of Shares and stock certificates that vary with applicable local requirements. Notwithstanding anything to the contrary contained herein, the Board, in its sole discretion, at any time and from time to time, may administer the Plan. In any such case, the Board shall have all of the authority and responsibility granted to the Committee herein.
The Committee may, from time to time, delegate by resolutions various authority to a subcommittee or subcommittees of the Committee, one or more officers of the Company or other persons or groups of persons as it deems necessary, appropriate or advisable (the “Delegates”). The Committee may delegate any or all of its rights and powers under the Plan, to the extent not prohibited by applicable law. The Delegates also may delegate any or all of its rights and powers to the extent not prohibited by applicable law. For purposes of the Plan, reference to the Committee will be deemed to refer to any such Delegates to the extent of their authority as a result of the appointment.
19.2Committee Decisions
All decisions of the Committee in connection with the Plan and its interpretation and the terms of any Awards (including in any dispute) will be final and conclusive.
The Committee will decide whether and how to exercise any discretion in the Plan.
The Committee’s decision on any matter need not be uniform and may be different for different Participants whether or not the Participants are similarly situated.
19.3Severance of Provisions
If any provision of the Plan is held to be invalid, illegal or unenforceable for any reason by any court with jurisdiction then, for the purposes of that jurisdiction only:
19.3.1such provision will be deleted; and
19.3.2the remaining provisions will continue in full force and effect, unless the Committee decides otherwise.
19.4Language

Where there is any conflict between the terms of the English version of the Plan and/or any ancillary documents and a version in any other language, the English language version will prevail, unless otherwise required by applicable law.
20.Plan Amendment and Termination
20.1General Power
The Committee may, at any time and from time to time, amend or modify the Plan without approval of the Company’s shareholders, except as may be required by the Nasdaq Global Select Market, the United States Securities and Exchange Commission or other applicable law.
20.2Participant Consent
If a proposed change to the Plan would materially and adversely impact the rights of one or more Participants in respect of existing rights under the Plan, then the Committee must obtain the written consent of the affected Participant(s).
20.3Exceptions to Participant Consent
The Committee need not obtain Participant consent:
20.3.1for any changes that are provided for in the Plan;
20.3.2for any changes that are (as determined in the sole discretion of the Committee):
(i)minor and to benefit the administration of the Plan;
(ii)to comply with or take account of a changes in applicable law;
(iii)to obtain or maintain favorable tax, exchange control or regulatory treatment of any Member of the Group or any present or future Participant; and/or
(iv)to correct any error; or
20.3.3if the Committee invites each Participant whose rights are materially and adversely impacted under the Plan to indicate whether or not they approve the change and the majority of the Participants (by number) who were invited and who make an indication approve the change.
20.4Notice of Change
The Committee will give written notice of changes to Participants whose participation in the Plan is materially affected.
20.5International Variations

The Committee may establish plans, sub-plans or schedules based on the Plan, but modified to take account of any local tax, exchange control or securities laws in other jurisdictions, provided that:
20.5.1those plans are subject to the limits set out in Section 4 hereof (Plan Limit);
20.5.2no individual will be entitled to more Shares or cash under that plan or schedule than the maximum entitlement under the Plan; and
20.5.3the provisions of those plans are not considered changes to the Plan that would give rise to shareholder approval under the rules of the Nasdaq Global Select Market, the United States Securities and Exchange Commission or other applicable law.
20.6Termination of the Plan
The Plan will terminate on the date the Committee decides.
20.7Consequences of Termination
If the Plan is terminated, the Committee may decide that:
20.7.1Contributions will stop at such time as determined by the Committee and, once stopped, Participants will not be entitled to make any further Contributions;
20.7.2any Contributions already made will be used to purchase Shares on the next expected Exercise Date;
20.7.3aside from any final purchase under Section 20.7.2 hereof, no further Shares may be purchased under the Plan;
20.7.4if there is a final purchase under Section 20.7.2 hereof, a final Matching Award may be granted in respect of the Purchased Shares to be purchased by a Participant upon the final Exercise Date;
20.7.5the Vesting of some or all outstanding Matching Awards will be accelerated to such date and on such terms as the Committee decides; and
20.7.6any dividends payable on Plan Shares going forwards will be paid in cash.
Plan Shares will be dealt with as soon as administratively practicable in accordance with the Participant’s instructions, subject to Dealing Restrictions.
21.Code Section 409A
It is intended that the payments and benefits provided under the Plan and any Award will either be exempt from the application of, or comply with, the requirements of Section 409A of the Code. The Plan and all Subscription Agreements (or similar documents) will be construed in a manner that effects such intent. Nevertheless, the tax treatment of the benefits provided under the

Plan or any Award is not warranted or guaranteed. No Member of the Group, nor their respective directors, officers, employees or advisors (other than in their capacity as a Participant) will be held liable for any Tax-Related Items, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award.
22.Governing Law
To the extent not governed by U.S. federal law, the Plan and all Awards will be construed in accordance with and governed by the laws of the Commonwealth of Virginia, U.S.A.